UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 24, 2014

BOULDER BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Pearl Street --- Suite 300 Boulder, Colorado	80302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 568-9300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Previous Independent Registered Public Accounting Firm

On February 24, 2014, the Audit Committee of the Board of Directors of Boulder Brands, Inc. (the “Company”) determined to dismiss EKS&H, LLLP (“EKSH”), as the Company’s independent registered public accounting firm and notified EKSH of its dismissal. Such dismissal will become effective February 27, 2014.

The reports of EKSH on the Company’s financial statements as of and for the fiscal years ended December 31, 2012 and December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and through February 27, 2014, there were no disagreements with EKSH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EKSH, would have caused EKSH to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years.

The Company has requested that EKSH furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating that it agrees with the above statements. A copy of such letter dated February 27, 2014 is attached hereto as Exhibit 16.1.

(b) New Independent Registered Public Accounting Firm

On February 24, 2014, the Audit Committee of the Board of Directors of the Company determined to engage Ernst & Young LLP (the “New Auditor”) to serve as the Company’s independent registered public accounting firm, effective February 27, 2014. During the Company’s two most recent fiscal years and through February 27, 2014, the Company did not consult with the New Auditor regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K of the SEC.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit.

16.1	Letter of EKS&H, LLLP, dated February 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 27, 2014	BOULDER BRANDS, INC.
(registrant)

	By:	/s/ Christine Sacco
Christine Sacco Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter of EKS&H, LLLP, dated February 27, 2014